UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

N2OFF, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
☐	Fee paid previously with preliminary materials.

September 19, 2024

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of N2OFF, Inc. (the “Company”) to be held at 4:30 p.m., Israel time (9:30 a.m. EST), on November 13, 2024, at the offices of the Company’s legal counsel, Meitar | Law Offices, located at 16 Abba Hillel Road, 10th floor, Ramat Gan 5250608, Israel.

In order to facilitate your attendance at the annual meeting, we strongly encourage you to advise David Palach, our chief executive officer, by email at david@n2off.com or telephone at +972-54-721-5315 if you plan to attend the meeting prior to 11:59 p.m., Israel time (4:59 p.m. EST), on November 12, 2024, so that we can timely provide your name to building security. In the event that you do not advise us ahead of time that you will be attending the annual meeting, we encourage you to arrive at the meeting no later than 4:00 p.m., Israel time (9:00 a.m. EST), in order to ensure that you are able to pass through security prior to the start of the meeting.

Your vote is very important, regardless of the number of shares of our voting securities that you own. I encourage you to vote by telephone, over the Internet, or by marking, signing, dating and returning your proxy card so that your shares will be represented and voted at the annual meeting, whether or not you plan to attend. If you attend the annual meeting, you will, of course, have the right to revoke the proxy and vote your shares in person.

If your shares are held in the name of a broker, trust, bank or other intermediary, and you receive notice of the annual meeting through your broker or through another intermediary, please vote or return the materials in accordance with the instructions provided to you by such broker or other intermediary, or contact your broker directly in order to obtain a proxy issued to you by your intermediary holder to attend the meeting and vote in person. Failure to do so may result in your shares not being eligible to be voted by proxy at the meeting.

On behalf of the board of directors, I urge you to submit your proxy as soon as possible, even if you currently plan to attend the meeting in person.

Thank you for your support of our company.

Sincerely,

/s/ Amitay Weiss
Amitay Weiss
Chairman

N2OFF, INC.

HaPardes 134 (Meshek Sander), Neve Yarak, 4994500 Israel (347) 468 9583

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held November 13, 2024

The 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of N2OFF, Inc., a Nevada corporation (the “Company”), will be held at 4:30 p.m., Israel time (9:30 a.m. EST), on November 13, 2024, at the offices of the Company’s legal counsel, Meitar | Law Offices, located at 16 Abba Hillel Road, 10th floor, Ramat Gan 5250608, Israel. We will consider and act on the following items of business at the Annual Meeting:

(1)	Election of two Class III directors to serve on our board of directors for a term of three years or until their successors are elected and qualified, for which Eliahou Arbib and Udi Kalifi are the nominees (the “Director Election Proposal”).

(2)	Approval of increase in shares available for issuance under the Save Foods, Inc. 2022 Share Incentive Plan.

(3)	Grant discretionary authority to the Company’s board of directors to amend the Company’s Articles of Incorporation, as amended (the “Authorized Share Amendment”), to increase the number of authorized shares of the Company’s capital stock, from five hundred million (500,000,000) shares, consisting of four hundred million ninety-five thousand (495,000,000) shares of common stock and five million (5,000,000) shares of preferred stock, to ten billion five million (10,005,000,000) shares, consisting of ten billion (10,000,000,000) shares of common stock and five million (5,000,000) shares of preferred stock (the “Authorized Capital Increase Proposal”).

(4)	Advisory vote to approve a grant of shares to members of the Company’s board of directors, under the 2022 Plan (the “Advisory Vote on Grant of Shares”).

(5)	Ratification of the appointment of Somekh Chaikin, a member of KPMG International, as the Company’s independent auditors for the fiscal year ended December 31, 2024 (the “Auditor Appointment Proposal”).

(6)	Approval of the issuance of securities in one or more non-public offerings where the maximum discount at which securities will be offered will be equivalent to a discount of 20% below the market price of our common stock, as required by and in accordance with Nasdaq Marketplace Rule 5635(d) (the “Equity Issuance Proposal”).

(7)	Such other business as may properly come before the Annual Meeting.

Stockholders are referred to the Proxy Statement accompanying this notice for more detailed information with respect to the matters to be considered at the Annual Meeting. After careful consideration, the board of directors recommends a vote FOR the election of the nominees for director named in the Director Election Proposal (Proposal 1); FOR the 2022 Plan Amendment (Proposal 2); FOR the Authorized Capital Increase Proposal (Proposal 3); Advisory Vote on Grant of Shares (Proposal 4); FOR the Auditor Appointment Proposal (Proposal 5); and FOR the Equity Issuance Proposal.

The board of directors has fixed the close of business on September 18, 2024 as the record date (the “Record Date”). Only holders of record of shares of our common stock as of the Record Date are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting or at any postponement(s) or adjournment(s) of the Annual Meeting.

YOUR VOTE AND PARTICIPATION IN THE COMPANY’S AFFAIRS ARE IMPORTANT.

If your shares are registered in your name, even if you plan to attend the Annual Meeting or any postponement or adjournment of the Annual Meeting in person, we request that you vote by telephone, over the Internet, or by completing, signing and mailing your proxy card to ensure that your shares will be represented at the Annual Meeting.

If your shares are held in the name of a broker, trust, bank or other intermediary, and you receive notice of the Annual Meeting through your broker or through another intermediary, please vote online, by telephone or by completing and returning the voting instruction form in accordance with the instructions provided to you by such broker or other intermediary, or contact your broker directly in order to obtain a proxy issued to you by your intermediary holder to attend the Annual Meeting and vote in person. Failure to do any of the foregoing may result in your shares not being eligible to be voted at the Annual Meeting.

By Order of The Board of Directors,

/s/ Amitay Weiss
Amitay Weiss
Chairman

September 19, 2024

N2OFF, INC.

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

To Be Held On November 13, 2024

Unless the context otherwise requires, references in this Proxy Statement to “we,” “us,” “our,” the “Company,” or “N2OFF” refer to N2OFF, Inc., a Nevada corporation, and its direct and indirect subsidiaries. In addition, unless the context otherwise requires, references to “stockholders” are to the holders of our voting securities, which consist of our common stock, par value $0.0001 per share.

The accompanying proxy is solicited by the board of directors on behalf of N2OFF, Inc., a Nevada corporation, to be voted at the 2024 annual meeting of stockholders of the Company (the “Annual Meeting”) to be held on November 13, 2024, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”) and at any adjournment(s) or postponement(s) of the Annual Meeting. This Proxy Statement and accompanying form of proxy are expected to be first sent or given to stockholders on or about September 19, 2024.

The executive offices of the Company are located at, and the mailing address of the Company is, HaPardes 134 (Meshek Sander), Neve Yarak, 4994500 Israel.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY

MATERIALS FOR

THE ANNUAL STOCKHOLDER MEETING TO BE HELD ON NOVEMBER 13, 2024:

Our official Notice of Annual Meeting of Stockholders, Proxy Statement, Proxy Card and

2023 Annual Report to Stockholders are available at:

www.proxyvote.com

Table of Contents

ABOUT THE ANNUAL MEETING	1

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS	6

REPORT OF THE AUDIT COMMITTEE	11

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	11

PROPOSAL 1: ELECTION OF CLASS iiI DIRECTORS	12

EXECUTIVE OFFICERS	14

EXECUTIVE COMPENSATION	14

PROPOSAL 2: APPROVAL OF AMENDMENT TO THE 2022 PLAN	16

PROPOSAL 3: APPROVAL OF authorized capital increase proposal	19

PROPOSAL 4: Advisory vote to approve a grant of shares to members of the Company’s board of directorS	21

PROPOSAL 5: RATIFICATION OF APPOINTMENT OF sOMEKH CHaikin, CERTIFIED PUBLIC ACCOUNTANTS, A MEMBER OF KPMG International, AS The company’s INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	22

PROPOSAL 6: APPROVAL OF ISSUANCE OF SECURITIES IN ONE OR MORE NON-PUBLIC OFFERINGS	23

OTHER BUSINESS	24

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ABOUT THE ANNUAL MEETING

What is a proxy?

A proxy is another person whom you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document is also called a “proxy” or a “proxy card.” If you are a street name holder, you must obtain a proxy from your broker or intermediary in order to vote your shares in person at the Annual Meeting.

What is a proxy statement?

A proxy statement is a document that regulations of the Securities and Exchange Commission (the “SEC”) require that we give to you when we ask you to sign a proxy card to vote your stock at the Annual Meeting.

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will act upon the matters outlined in the Notice, including the following:

(1)	Election of two Class III directors to serve on our board of directors for a term of three years or until their successors are elected and qualified, for which Eliahou Arbib and Udi Kalifi are the nominees (the “Director Election Proposal”).

(2)	Approval of increase in shares available for issuance under the Save Foods, Inc. 2022 Share Incentive Plan (the “2022 Plan Amendment” and the “2022 Plan”, respectively).

(3)	Approval of the Authorized Share Amendment, to increase the aggregate number of authorized shares of our capital stock, from five hundred million (500,000,000) shares, consisting of four hundred million ninety-five thousand (495,000,000) shares of common stock and five million (5,000,000) shares of Preferred Stock, to ten billion five million (10,005,000,000) shares, consisting of ten billion (10,000,000,000) shares of common stock and five million (5,000,000) shares of preferred stock (the “Authorized Capital Increase Proposal”)

(4)	Advisory vote to approve a grant of shares to members of the Company’s board of directors, under the 2022 Plan, and subject to the approval of the 2022 Plan Amendment (the “Advisory Vote on Grant of Shares”).

(5)	Ratification of the appointment of Somekh Chaikin, a member of KPMG International, as the Company’s independent auditors for the fiscal year ended December 31, 2024 (the “Auditor Appointment Proposal”).

(6)	Approval of the issuance of securities in one or more non-public offerings where the maximum discount at which securities will be offered will be equivalent to a discount of 20% below the market price of our common stock, as required by and in accordance with Nasdaq Marketplace Rule 5635(d) (the “Equity Issuance Proposal”).

(7)	Such other business as may properly come before the Annual Meeting.

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What is “householding” and how does it affect me?

With respect to eligible stockholders who share a single address, we may send only one Proxy Statement to that address unless we receive instructions to the contrary from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder of record residing at such address wishes to receive a separate notice or proxy statement in the future, he or she may contact N2OFF, Inc., HaPardes 134 (Meshek Sander), Neve Yarak, 4994500 Israel, Attn: David Palach, chief executive officer, or via email to david@n2off.com or telephone at +972-54-721-5315. Eligible stockholders of record receiving multiple copies of our Notice and Proxy Statement can request householding by contacting us in the same manner. Stockholders who own shares through a bank, broker or other intermediary can request householding by contacting the intermediary.

We hereby undertake to deliver promptly, upon written or oral request, a copy of the Notice or Proxy Statement to a stockholder at a shared address to which a single copy of the document was delivered.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple proxy cards or voting instruction forms. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction form for each brokerage account in which you hold shares. Similarly, if you are a stockholder of record and also hold shares in a brokerage account, you will receive a proxy card for shares held in your name and a voting instruction form for shares held in street name. Please follow the directions provided in the Notice and in each proxy card or voting instruction form you receive to ensure that all your shares are voted.

What is the record date and what does it mean?

The record date to determine the stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on September 18, 2024 (the “Record Date”). The Record Date is established by the board of directors as required by Nevada law. On the Record Date, 9,530,515 shares of common stock were issued and outstanding.

Who is entitled to vote at the Annual Meeting?

Holders of common stock at the close of business on the Record Date may vote at the Annual Meeting.

What are the voting rights of the stockholders?

On each matter to be voted upon at the Annual Meeting, you have one vote for each share of common stock you own as of the Record Date.

What is the quorum requirement?

The presence, in person or by proxy, of the holders of a majority of the shares of the stock entitled to vote at the Annual Meeting is necessary to constitute a quorum to transact business. If a quorum is not present or represented at the Annual Meeting, the stockholders representing a majority of the voting power present at the Annual Meeting, in person or by proxy, may adjourn the Annual Meeting from time to time without notice or other announcement until a quorum is present or represented.

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name with Securities Transfer Corporation, our stock transfer agent, you are considered the stockholder of record with respect to those shares. The Notice has been sent directly to you by us.

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If your shares are held in a stock brokerage account or by a bank or other intermediary, the intermediary is considered the record holder of those shares. You are considered the beneficial owner of those shares, and your shares are held in “street name.” The Notice and Proxy Statement, along with a voting instruction form, have been forwarded to you by your intermediary. As the beneficial owner, you have the right to direct your intermediary concerning how to vote your shares by using the voting instruction form they included in the mailing or by following their instructions for voting.

What is a broker non-vote?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares.

If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank, or other agent indicates on a proxy that it does not have discretionary authority to vote certain shares on a non-routine proposal, then those shares will be treated as broker non-votes.

Of the proposals described in this Proxy Statement, Proposals 1, 2, 3, 4 and 6 are considered “non-routine” matters. Proposal 5 is considered “routine” matters. Accordingly, your broker does not have discretionary authority to vote your shares with respect to the Director Election Proposal (Proposal 1), the 2022 Plan Amendment (Proposal 2), the Authorized Capital Increase (Proposal 3), the Advisory Vote on Grant of Shares (Proposal 4), the Equity Issuance Proposal (Proposal 6) in the absence of specific instructions from you. With respect to the Auditor Appointment Proposal (Proposal 5), your broker will have the discretion to vote your shares even if you do not provide your broker with specific instructions on that proposal.

How do I vote my shares?

Your vote is very important to us. Whether or not you plan to attend the Annual Meeting, please vote by proxy in accordance with the instructions on your proxy card or voting instruction form (from your broker or other intermediary). There are three convenient ways of submitting your vote:

●	By Telephone or Internet – All record holders can vote by touchtone telephone from the United States using the toll free telephone number on the proxy card, or over the Internet (at www.proxyvote.com), using the procedures and instructions described on the proxy card. “Street name” holders may vote by telephone or Internet if their bank, broker or other intermediary makes those methods available, in which case the bank, broker or other intermediary will enclose the instructions with the proxy materials. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares, and to confirm that their instructions have been recorded properly.

●

In Person – All record holders may vote in person at the Annual Meeting. “Street name” holders may vote in person at the Annual Meeting if their bank, broker or other intermediary has furnished a legal proxy. If you are a “street name” holder and would like to vote your shares by proxy, you will need to ask your bank, broker or other intermediary to furnish you with an intermediary issued proxy. You will need to bring the intermediary issued proxy with you to the Annual Meeting and hand it in with a signed ballot that will be provided to you at the Annual Meeting. You will not be able to vote your shares without an intermediary issued proxy. Note that a broker letter that identifies you as a stockholder is not the same as an intermediary issued proxy.

There may be limitations on our ability to hold the Annual Meeting in person this year. See “Do you plan to hold the Annual Meeting in person this year?” below.

●	By Written Proxy or Voting Instruction Form – All record holders can vote by written proxy card, if they have requested to receive printed proxy materials. If you are a “street name” holder and you request to receive printed proxy materials, you will receive a voting instruction form from your bank, broker or other intermediary.

The board of directors has appointed David Palach, chief executive officer, to serve as proxy for the Annual Meeting.

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If you complete and sign the proxy card but do not provide instructions for one or more of the proposals, then the designated proxy will or will not vote your shares as to those proposals, as described under “What if I do not specify how I want my shares voted?” below. We do not anticipate that any other matters will come before the Annual Meeting, but if any other matters properly come before the meeting, then the designated proxy will vote your shares in accordance with applicable law and his judgment.

If you hold your shares in “street name,” and complete the voting instruction form provided by your broker or other intermediary except with respect to one or more of the proposals, then, depending on the proposal(s), your broker may be unable to vote your shares with respect to those proposal(s). See “What is a broker non-vote?” above.

Even if you currently plan to attend the Annual Meeting, we recommend that you vote by telephone or Internet or return your proxy card or voting instructions as described above so that your votes will be counted if you later decide not to attend the Annual Meeting or are unable to attend.

Who counts the votes?

A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.

What are my choices when voting?

In the Director Election Proposal (Proposal 1), stockholders may vote for all director nominees or may withhold their votes as to one or both director nominees. With respect to the 2022 Plan Amendment (Proposal 2), the Authorized Capital Increase (Proposal 3), the Advisory Vote on Grant of Shares (Proposal 4), the Auditor Appointment Proposal (Proposal 5), Equity Issuance Proposal (Proposal 6) stockholders may vote for the proposal, against the proposal, or abstain from voting on the proposal.

What are the board of directors’ recommendations on how I should vote my shares?

The board of directors recommends that you vote your shares as follows:

Proposal 1—FOR the election of each of the nominees for director under the Director Election Proposal.

Proposal 2—FOR the 2022 Plan Amendment.

Proposal 3—FOR the Authorized Capital Increase.

Proposal 4—FOR the Advisory Vote on Grant of Shares.

Proposal 5—FOR the Auditor Appointment Proposal.

Proposal 6—FOR the Equity Issuance Proposal.

What if I do not specify how I want my shares voted?

If you are a record holder who returns a completed, executed proxy card that does not specify how you want to vote your shares on one or more proposals, the proxy will vote your shares for each proposal as to which you provide no voting instructions, and such shares will be voted in the following manner:

Proposal 1—FOR the election of each of the nominees for director under the Director Election Proposal.

Proposal 2—FOR the 2022 Plan Amendment.

Proposal 3—FOR the Authorized Capital Increase.

Proposal 4—FOR the Advisory Vote on Grant of Shares.

Proposal 5—FOR the Auditor Appointment Proposal.

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Proposal 6—FOR Equity Issuance Proposal.

If you are a street name holder and do not provide voting instructions on one or more proposals, your bank, broker or other intermediary may be unable to vote those shares. See “What is a broker non-vote?” above.

Can I change my vote?

Yes. If you are a record holder, you may revoke your proxy at any time by any of the following means:

●	Attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not by itself revoke a proxy. You must vote your shares by ballot at the Annual Meeting to revoke your proxy.

●	Voting again by telephone or over the Internet (only your latest telephone or Internet vote submitted prior to the Annual Meeting will be counted).

●	If you requested and received written proxy materials, completing and submitting a new valid proxy bearing a later date.

●	Giving written notice of revocation to the Company addressed to David Palach, chief executive officer, at the Company’s address above, which notice must be received before noon, Eastern Standard time on November 12, 2024.

If you are a street name holder, your bank, broker or other intermediary should provide instructions explaining how you may change or revoke your voting instructions.

What percentage of the vote is required to approve each proposal?

Assuming the presence of a quorum:

●	Proposal 1 - the plurality of the votes cast. This means that the two nominees receiving the highest number of affirmative “FOR” votes will be elected as Class III Directors under the Director Election Proposal (Proposal 1).

●	Proposal 2 - pursuant to Section 5635 of The Nasdaq Stock Market LLC (the “Nasdaq Rules”) and Section 78.390 of the Nevada Revised Statues, the 2022 Plan Amendment (Proposal 2) will require approval by a majority of votes cast. Abstentions and broker non-votes, which are not considered “votes cast,” will have no effect on the outcome of the 2022 Plan Amendment (Proposal 2).

●	Proposal 3 - pursuant to Section 78.390 of the Nevada Revised Statutes, stockholders holding at least a majority of the outstanding voting power must approve an amendment to the Company’s Articles of Incorporation, as amended. Since the Authorized Capital Increase Proposal requires an amendment to the Articles of Incorporation, a majority of the issued and outstanding voting power must approve the Authorized Capital Increase Proposal (Proposal 3). Abstentions will have the same effect as a vote against Proposal 3.

●	Proposal 4 - the Advisory Vote on Grant of Shares (Proposal 4) is a non-binding advisory vote that is (1) subject to the approval of Proposal 2 and (2) will require the affirmative vote of the holders of a majority of the shares of the Company’s common stock represented in person or by proxy at the Annual Meeting entitled to vote on such proposal. Abstentions and broker non-votes will have no effect on the outcome of the Advisory Vote on Grant of Shares (Proposal 4). Proposal 4 will not be treated as approved if Proposal 2 if not approved even if the requisite majority of shares of common stock vote in favor of this non-binding advisory vote.

●	Proposal 5 - the Auditor Appointment Proposal (Proposal 5) will require the affirmative vote of the holders of a majority of the shares of our common stock represented in person or by proxy at the Annual Meeting entitled to vote on such proposal. Abstentions and broker non-votes will have no effect on the outcome of the Auditor Appointment Proposal (Proposal 5). Because this proposal is a routine matter, brokers will have discretionary voting on this matter if they do not receive instructions.

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●	Proposal 6 - pursuant to Section 5635 of the Nasdaq Rules, Equity Issuance Proposal (Proposal 6) will require approval by a majority of votes cast. Abstentions and broker non-votes, which are not considered “votes cast,” will have no effect on the outcome of the Equity Issuance Proposal (Proposal 6).

Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the Annual Meeting?

No. Under Nevada Revised Statutes stockholders are not entitled to any appraisal rights or similar rights of dissenters with respect to the matters to be voted on at the Annual Meeting.

What are the solicitation expenses and who pays the cost of this proxy solicitation?

Our board of directors is asking for your proxy and we will pay all of the costs of asking for stockholder proxies. We will reimburse brokerage houses and other custodians, intermediaries and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to stockholders and obtaining beneficial owner’s voting instructions. We may use officers and employees of the Company to solicit proxies.

Are there any other matters to be acted upon at the Annual Meeting?

Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the Notice and has no information that others will do so. If other matters requiring a vote of the stockholders properly come before the Annual Meeting, it is the intention of the person named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.

Where can I find voting results?

The Company expects to publish the voting results in a Current Report on Form 8-K, which it expects to file with the SEC within four business days following the Annual Meeting.

Who can help answer my questions?

The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this Proxy Statement. We urge you to carefully read this entire Proxy Statement, including the documents we refer to in this Proxy Statement. If you have any questions, or need additional material, please feel free to contact David Palach, our chief executive officer, by email at david@n2off.com or telephone at +972-54-721-5315.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

Director Independence

Our board of directors has determined that Ronen Rosenbloom, Israel Berenshtein, Amitay Weiss, Eliahou Arbib, Udi Kalifi, Liat Sidi and Asaf Itzhaik do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the rules of the Nasdaq.

Board Committees

Our board of directors has established an audit committee, a nominating and corporate governance committee and a compensation committee, each of which has the composition and responsibilities described below.

Audit Committee. Our audit committee consists of Udi Kalifi, Eliahou Arbib and Ronen Rosenbloom, with Udi Kalifi serving as chair. Our board of directors has affirmatively determined that Udi Kalifi, Eliahou Arbib and Ronen Rosenbloom each meet the definition of “independent director” for purposes of serving on the audit committee under Rule 10A-3 under the Exchange Act of 1934, as amended (“Exchange Act”) and Nasdaq rules. Each member of our audit committee also meets the financial literacy requirements of Nasdaq listing standards. In addition, our board of directors has determined that Udi Kalifi qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. The audit committee held a total of two meetings and acted two times by unanimous written consent during the year ended December 31, 2023. Our board of directors adopted a written charter for the audit committee, which is available on our corporate website at www.n2off.com. The audit committee is responsible for, among other things:

●	appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;

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●	discussing with our independent registered public accounting firm their independence from management;

●	reviewing with our independent registered public accounting firm the scope and results of their audit;

●	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

●	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the quarterly and annual consolidated financial statements that we file with the SEC;

●	overseeing our financial and accounting controls and compliance with legal and regulatory requirements;

●	reviewing our policies on risk assessment and risk management;

●	reviewing related person transactions; and

●	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

Nominating and Corporate Governance Committee. Our nominating and corporate governance committee consists of Ronen Rosenbloom, Israel Berenstein and Eliahou Arbib, with Ronen Rosenbloom serving as chair. Our board of directors adopted a written charter for the nominating and corporate governance committee, which is available on our corporate website at www.n2off.com. The nominating and corporate governance committee held one meeting and acted one time by unanimous written consent during the year ended December 31, 2023. The Nominating and Corporate Governance Committee is responsible for, among other things:

●	identifying individuals qualified to become members of our board of directors, consistent with criteria approved by our board of directors;

●	overseeing our succession plan for the CEO and other executive officers;

●	overseeing the evaluation of the effectiveness of our board of directors and its committees; and

●	developing and recommending to our board of directors a set of corporate governance guidelines.

Compensation Committee. Our compensation committee consists of Ronen Rosenbloom, Israel Berenstein and Eliahou Arbib, with Israel Berenstein serving as chair. Our board of directors has determined that each of Ronen Rosenbloom, Israel Berenstein and Eliahou Arbib meet the definition of “independent director” for purposes of serving on the compensation committee under Nasdaq rules, including the heightened independence standards for members of a compensation committee, and are “non-employee directors” as defined in Rule 16b-3 of the Exchange Act. Our board of directors adopted a written charter for the compensation committee, which is available on our corporate website at www.n2off.com. The compensation committee held one meeting and acted six times by unanimous written consent during the year ended December 31, 2023. The Compensation Committee is responsible for, among other things:

●	reviewing and approving the compensation of our chief executive officer and other executive officers;

●	reviewing and making recommendations to the board of directors regarding director compensation; and

●	appointing and overseeing any compensation consultants.

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Meetings and Attendance

The board of directors held a total of six meetings and acted seventeen times by unanimous written consent during the year ended December 31, 2023, and each director attended all board meetings and committee meetings held during the period for which he or she was a director and a committee member, except that Mr. Arbib did not attend two board meetings and Mr. Berenstein did not attend one board meeting. We do not have a policy requiring director attendance at stockholder meetings, but members of our board of directors are encouraged to attend.

Board Leadership Structure

The board of directors is committed to promoting effective, independent governance of the Company. Our board of directors believes it is in the best interests of the stockholders and the Company for the board of directors to have the flexibility to select the best director to serve as chairman at any given time, regardless of whether that director is an independent director or the chief executive officer. Consequently, we do not have a policy governing whether the roles of chairman of the board of directors and chief executive officer should be separate or combined. This decision is made by our board of directors, based on the best interests of the Company considering the circumstances at the time.

Currently, the offices of the chairman of the board of directors and the chief executive officer are held by two different people. Amitay Weiss is our independent, non-executive chairman of the board of directors and David Palach is our chief executive officer. The chief executive officer is responsible for the day to day leadership and performance of the Company, while the chairman of the board of directors provides guidance to the chief executive officer and sets the agenda for board meetings and presides over meetings of the board. We believe that separation of the positions reinforces the independence of the board in its oversight of the business and affairs of the Company, and creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the board of directors to monitor whether management’s actions are in the best interests of the Company and its stockholders.

Under our articles of incorporation, our board of directors is divided into three classes with staggered three-year terms. Each class of directors consists, as nearly as possible, of one-third of the total number of directors constituting the entire board of directors. At each annual meeting of our stockholders, the election or re-election of directors following the expiration of the term of office of the directors of that class of directors will be for a term of office that expires on the third annual meeting following such election or re-election, such that from the Annual Meeting and thereafter, each year the term of office of only one class of directors will expire.

Our directors are divided among the three classes as follows:

●	the Class I directors are Ronen Rosenbloom and Israel Berenstein, and their terms will expire at our annual meeting of our stockholders to be held in 2025;

●	the Class II directors are Amitay Weiss, Liat Sidi and Asaf Itzhaik and their terms will expire at our annual meeting of our stockholders to be held in 2026; and

●	the Class III directors are Eliahou Arbib and Udi Kalifi, and their terms will expire at the Annual Meeting.

Role in Risk Oversight

Our board of directors is responsible for overseeing our risk management process. Our board of directors focuses on our general risk management strategy, the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. Our audit committee is also responsible for discussing our policies with respect to risk assessment and risk management. Our board of directors believes its administration of its risk oversight function has not negatively affected our board of directors’ leadership structure.

Code of Business Conduct and Ethics

We adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code is posted on our website, www.n2off.com. In addition, we post on our website all disclosures that are required by law or Nasdaq listing standards concerning any amendments to, or waivers from, any provision of the code. In addition, a copy of the Code of Ethics will be provided without charge upon written request to the Company’s Secretary, c/o N2OFF, Inc., HaPardes 134 (Meshek Sander), Neve Yarak, 4994500 Israel.

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Communications with the Board of Directors

A stockholder who wishes to communicate with our board of directors, any committee of our board of directors, the non-management directors or any particular director, may do so by writing to such director or directors in care of the Secretary, c/o N2OFF, Inc., HaPardes 134 (Meshek Sander), Neve Yarak, 4994500 Israel. Our chief executive officer will forward such communication to the full board of directors, to the appropriate committee or to any individual director or directors to whom the communication is addressed, unless the communication is unrelated to the duties and responsibilities of our board of directors (such as spam, junk mail and mass mailings, ordinary course disputes over fees or services, personal employee complaints, business inquiries, new product or service suggestions, resumes and other forms of job inquiries, surveys, business solicitations or advertisements) or is unduly hostile, threatening, illegal, or harassing, in which case our secretary has the authority to discard the communication or take appropriate legal action regarding the communication.

Anti-Hedging Policy

Pursuant to our Insider Trading Policy, our directors, officers and employees, consultants and contractors, are prevented from engaging in hedging or monetization transactions, as such transactions allow individuals to continue to own our securities without the full risks and rewards of ownership and as a result, not have the same objectives as other stockholders.

Director Nomination Policies

We have a standing nominating and corporate governance committee consisting entirely of independent directors. The director nominees for reelection at the Annual Meeting were recommended to the board by the nominating and corporate governance committee for selection.

The nominating and corporate governance committee will consider all proposed nominees for the board of directors, including those properly put forward by stockholders. Stockholder nominations should be addressed to the nominating and corporate governance committee in care of the Secretary, c/o N2OFF, Inc., HaPardes 134 (Meshek Sander), Neve Yarak, 4994500 Israel, in accordance with the provisions of the Company’s amended and restated bylaws. The nominating and corporate governance committee annually reviews with the board the applicable skills and characteristics required of board nominees in the context of current board composition and our circumstances. In making its recommendations to the board, the nominating and corporate governance committee considers all factors it considers appropriate, which may include experience, accomplishments, education, understanding of the business and the industry in which we operate, specific skills, general business acumen and the highest personal and professional integrity. Generally, the nominating and corporate governance committee will first consider current board members because they meet the criteria listed above and possess an in-depth knowledge of us, our history, strengths, weaknesses, goals and objectives. This level of knowledge has proven very valuable to us. In determining whether to recommend a director for re-election, the nominating and corporate governance committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the board.

The board and the nominating and corporate governance committee aim to assemble a diverse group of board members and believe that no single criterion such as gender or minority status is determinative in obtaining diversity on the board. The board defines diversity as differences of viewpoint, professional experience, education and skills such as a candidate’s range of experience serving on other public company boards, the balance of the business interest and experience of the candidate as compared to the incumbent or other nominated directors, and the need for any particular expertise on the board or one of its committees.

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Board Diversity

The table below provides certain information regarding the diversity of our board of directors as of the date of this Proxy Statement.

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	6	0	0

Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	3	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0	0	0	0
Did Not Disclose Demographic Background	0	3	0	0

Certain Related Transactions and Relationships

The following is a description of transactions since January 1, 2022, to which we were a party or will be a party, in which the amount involved exceeded or will exceed the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and any of our directors, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Plantify Securities Exchange

On March 31, 2023, we entered into a securities exchange agreement with Plantify Foods, Inc., a Canadian company (“Plantify”), pursuant to which each of the parties agreed to issue to the other party 19.99% of its issued and outstanding capital stock. Upon the closing of the transaction on April 5, 2023, we issued 166,340 shares of common stock to Plantify, which amount represented 19.99% of our outstanding capital stock as of immediately prior to the closing (and 16.66% of our outstanding capital stock as of immediately following the closing), and Plantify issued 30,004,349 of its common shares to us which represented 19.99% of Plantify’s outstanding capital stock as of immediately prior to the closing (and 16.66% of Plantify’s outstanding capital stock as of immediately following the closing). In connection with the execution of the agreement, Plantify issued us a convertible debenture (the “Debenture”) in the principal amount of CDN$1,500,000 (approximately $1,124,000) which accrues interest at the rate of 8% annually and matures and is due and payable by Plantify on October 4, 2024. The outstanding principal may be converted, at our sole discretion, into common shares of Plantify at a price per share of CDN$0.10. Accrued interest under the Debenture is convertible at the market price of Plantify’s common shares, subject to Toronto Stock Exchange -Venture Exchange (“TSXV”) approval, at the time of conversion. Payment and other obligations under the Debenture are secured by all of the property and assets of Plantify’s subsidiary, Peas of Bean Ltd.

On September 7, 2023, the Company purchased an additional 55,004,349 common shares of Plantify. As a result, the Company currently owns 23.13% of Plantify’s issued and outstanding share capital.

Asaf Itzhaik and Israel Berenstein currently serve as members of the board of directors of our company and Plantify.

Consulting Agreements

Certain of our executive officers have consulting agreements. Such agreements contain customary provisions and representations, including confidentiality, non-competition and inventions assignment undertakings by the executive officers. However, the enforceability of the noncompetition provisions may be limited under applicable law. For additional information about such agreements, please refer to “Executive Compensation” in this Proxy Statement.

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REPORT OF THE AUDIT COMMITTEE

The audit committee has reviewed and discussed the Company’s audited financial statements and related footnotes for the year ended December 31, 2023, and the independent auditor’s report on those financial statements, with management and with our independent auditor, Somekh Chaikin, member firm of KPMG International (“Somekh”). The audit committee has also discussed with Somekh the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T and the SEC. The audit committee has also received the written disclosures and the letter from Somekh required by applicable requirements of the Public Company Accounting Oversight Board regarding Somekh’s communications with the audit committee concerning independence, and has discussed with Somekh that firm’s independence.

Based on the review and the discussions referred to in the preceding paragraph, the audit committee determined that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, which was filed with the SEC.

The Audit Committee:

Udi Kalifi
Eliahou Arbib
Ronen Rosenbloom

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below provides information regarding the beneficial ownership of our common stock as of September 18, 2024 of (i) each of our current directors, (ii) each of the Named Executive Officers, (iii) all of our current directors and executive officers as a group, and (iv) each person (or group of affiliated persons) known to us who owns more than 5% of our outstanding common stock.

The beneficial ownership of our common stock is determined in accordance with the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person directly or indirectly has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose of or to direct the disposition of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary interest.

The percentage of shares of common stock beneficially owned is based on 9,530,515 shares of common stock outstanding as of September 18, 2024.

Each person listed below has sole voting and investment power with respect to the shares beneficially owned and the address for each such beneficial owner is c/o N2OFF, Inc., HaPardes 134 (Meshek Sander), Neve Yarak, 4994500 Israel.

Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned
Directors:
Amitai Weiss	100,000	1.05%
Eliahou Arbib	14,500	*
Udi Kalifi	18,546	*
Israel Berenstein	14,500	*
Ronen Rosenbloom	14,500	*
Liat Sidi	-	*
Asaf Itzhaik	-	*
Executive Officers:
David Palach	420,000	4.41%
Lital Barda	202,857	2.13%
All directors and executive officers as a group (9 persons)	784,813	8.23%

*	Less than 1%.

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DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our equity securities (“Reporting Persons”), to file with the SEC reports of ownership and changes in ownership. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of such filings and representations from Reporting Persons we believe that during 2023, the Reporting Persons timely filed all such reports.

PROPOSAL 1: RE-ELECTION OF CLASS III DIRECTORS

The board of directors currently consists of seven members and is classified into three classes of similar size. The members of each class are elected in different years, so that only approximately one-third of the board is elected in any single year. As indicated below, we currently have two directors in Class I (with a term of office expiring in 2025), three directors in Class II (with a term of office expiring in 2026), and two directors in Class III (with a term of office expiring at the Annual Meeting). This year, the board of directors have nominated Udi Kalifi and Eliahou Arbib, for re-election as Class III directors.

Each of Messrs. Kalifi and Arbib has been nominated to serve for a term of office to expire at the annual meeting of the stockholders to be convened in 2027 or until his successor has been duly elected and qualified. Stockholders will be unable to vote for more than two persons. Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Assuming the presence of a quorum, the two director nominees who receive the most votes cast in the election of directors will be elected as Class III directors. Should any of the director nominees become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election, in his stead, of any other person the board of directors may nominate or designate. Each of the director nominees has expressed his intention to serve the entire term for which election is sought.

Directors and Nominees

The following table sets forth the name, age and positions of the director nominees and each director currently serving on our board of directors:

Name	Age	Director Class	Position	Term Expiration
Ronen Rosenbloom	52	Class I	Director	2025 Annual Meeting
Israel Berenstein	53	Class I	Director	2025 Annual Meeting
Amitay Weiss	62	Class II	Chairman of the Board of Directors	2026 Annual Meeting
Asaf Itzhaik	52	Class II	Director	2026 Annual Meeting
Liat Sidi	50	Class II	Director	2026 Annual Meeting
Eliahou Arbib	56	Class III	Director	2024 Annual Meeting
Udi Kalifi	45	Class III	Director	2024 Annual Meeting

Biographies

Biographies of Class I and Class II Directors Whose Current Terms Extend Beyond the Annual Meeting

Amitay Weiss has served as a member of our board of directors since August 2020 and as our chairman of the board of directors since May 24, 2021. Mr. Weiss also serves as a director in other public companies, including Gix Internet Ltd., Arazim Investments Ltd., Maris-Tech Ltd. and Upsellon Brands Holdings Ltd. Mr Weiss also serves as chairman of the board for Automax Motors Ltd., Clearmind Medicine Inc., SciSparc Ltd. and Internet Golden Lines Ltd. In April 2016, Mr. Weiss founded Amitay Weiss Management Ltd., an economic consulting company and serves as its chief executive officer. Mr. Weiss holds a B.A in economics from New England College, an M.B.A. in business administration from Ono Academic College in Israel, an Israeli branch of University of Manchester and an LL.B. from the Ono Academic College. We believe that Mr. Weiss is qualified to serve on our board of directors because of his diverse business, management and leadership experience.

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Ronen Rosenbloom has served as a member of our board of directors since August 2020. Mr. Rosenbloom is an independent lawyer and has been working for a self-owned law firm specializing in white collar offences since 2004. Mr. Rosenbloom has served on the board of directors of Xylo Technologies Ltd. (formerly Medigus Ltd.) (Nasdaq: XYLO) since September 2018 and Odysight.AI Inc. (formerly ScoutCam Inc.) (OTC: ODYS) since December 2019. Prior to that, Mr. Rosenbloom served as chairman of the Israeli Money Laundering Prohibition committee and the Prohibition of Money Laundering Committee of the Tel Aviv District, both of the Israel Bar Association from November 2015 to December 2019. Mr. Rosenbloom holds an LL.B. from the Ono Academic College, an Israeli branch of University of Manchester. We believe that Mr. Rosenbloom is qualified to serve on our board of directors because of his business experience and expertise and background with regard to legal matters.

Israel Berenstein has served as a member of our board of directors since August 2020. Mr. Berenstein also serves on the board of directors of Plantify Foods, Inc. (TSXV: PTFY) and has also served on the board of directors of Upsellon Brands Holdings Ltd. (TASE: UPSL) and Jeffs’ Brands Ltd. (Nasdaq: JFBR). Since January 2023, Mr. Berenstein has worked as a self-employed attorney. Mr. Berenstein previously worked as an attorney with Ben Yakov, Shvimer, Dolv - Law Office from May 2019 to December 2022. Prior thereto, Mr. Berenstein worked in the legal department of Sonol Israel Ltd. from April 2010 to December 2020. Before that, Mr. Berenstein worked as a commercial lawyer and litigator for a leading Israeli law firm from July 2000 to April 2010. Mr. Berenstein earned an LL.B. in law and an M.A. in political science from Bar Ilan University, Israel. Mr. Berenstein was admitted to the Israel Bar Association in 2000. We believe that Mr. Berenstein is qualified to serve on our board of directors due to his extensive legal experience.

Liat Sidi has served as a member of our board of directors since November 12, 2023. Ms. Sidi has served as manager of the accounting department for Foresight Autonomous Holdings Ltd. (Nasdaq and TASE: FRSX) since 2010. Additionally, since 2010, Ms. Sidi has served as an accountant at Sidi Liat Accounting Services. Since August 2020, Ms. Sidi has served as a director of Plantify (TSXV: PTFY), a minority-owned stockholder of our company, and Scisparc Ltd. (Nasdaq: SPRC) since June 2020. Ms. Sidi previously served as an accountant for Panaxia Labs Israel Ltd. (TASE: PNAK) from 2015 to 2020 and as an accountant for Soho Real Estate Ltd. from 2015 to 2016. Ms. Sidi also served as an accountant for Feldman-Felco Ltd. from 2006 to 2010 and as an accountant for Eli Abraham Accounting Firm from 2000 to 2006. Ms. Sidi completed tax, finance and accounting studies at the Ramat Gan College of Accounting. Ms. Sidi is a certified public accountant in Israel. We believe Ms. Sidi is qualified to serve on our board of directors due to her extensive finance experience and experience with publicly traded companies.

Asaf Itzhaik has served as a member of our board of directors since December 2023. Mr. Itzhaik has served as the chief executive officer of A.K.A Optics Ltd., a manufacturer of adaptive optics, since 1994 and as a member of the board of directors of A.K.A Optics Ltd. since 1998. Mr. Itzhaik has served as a director of Plantify since August 2023 (TSX: PTFY), as a director of Jeffs’ Brands Ltd. (Nasdaq: JFBR) from August 2022 until November 2023, as a director of Clearmind Medicine Inc. (Nasdaq: CMND) since November 2022, as a director of Rani Zim Shopping Centers Ltd. (TASE: RANI) since August 2022, and as a director of Gix Internet Ltd. (TASE: GIX) since August 2021. Mr. Itzhaik is a certified optometrist and graduated from a program in corporate board leadership in Merkaz Hashilton Hamkomi, Israel. We believe Mr. Itzhaik is qualified to serve on our board of directors due to his diverse business experience, which we believe will assist the Company in any future potential merger and acquisitions activities.

Biographies of Class III Directors Subject to Reelection at the Annual Meeting

Eliahou Arbib has served as a member of our board of directors since January 2021. Mr. Arbib has also served as chairman of the board of directors of Chiron Refineries Ltd. (TASE: CHR) since September 2016. He is also the current owner and manager of Eliahou Arbib Law Offices, since May 2013. Prior to that, from 1993 until 2000, Mr. Arbib was the managing director of AA Arbib Agriculture Supply Ltd. Mr. Arbib holds an LL.B from the Law and Business Academic Center of Ramat Gan, Israel. Mr. Arbib has been an active member of the Israeli Bar Association since 2013 and served as deputy chairman of the Security and Defense Committee of the Israeli Bar Association since 2014. We believe Mr. Arbib is qualified to serve on our board of directors because of his legal expertise as well as experience in the field of agriculture.

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Udi. Kalifi has served as a member of our board of directors since May 2021. Mr. Kalifi has been the owner and manager of Udi Kalifi Law Offices since 2006. He has also served as a member of the board of directors of Matomi Media Group Ltd. (TASE: MTMY) since May 2020. Mr. Kalifi holds an LLB, BSc in Accounting and LLM from the Tel Aviv University, Israel and a master’s degree in law and economics from the University of Bologna, Humbourg and Roterdam. Mr. Kalifi has been an active member of the Israeli Bar Association since 2006. We believe Mr. Kalifi is qualified to serve on our board of directors due to his legal and finance experience.

Family Relationships

There are no family relationships between our directors and executive officers.

Vote Required

The Class III directors will be elected by a plurality of the votes cast by the holders of our common stock voting in person or by proxy at the Annual Meeting. The two director nominees who receive the most votes cast in the election of directors will be elected as Class III directors.

Board Recommendation The board of directors recommends a vote FOR each of the Class III director nominees under the Director Election Proposal.

EXECUTIVE OFFICERS

Below is certain information with respect to our executive officers.

Name	Age	Position
David Palach	58	Chief Executive Officer
Lital Barda	37	Chief Financial Officer

The Company’s officers are appointed by the board of directors and serve at its discretion.

David Palach has served as our chief executive officer since January 2021 and served as our interim chief financial officer from April 1, 2023 until July 15, 2023 while Lital Barda was on maternity leave. Mr. Palach has owned and served as chief executive officer of S.T. Sporting Ltd. and Sun Light Lightning Solutions Ltd., companies operating in the environmental industry since 2009 and 2015, respectively. Mr. Palach holds a BBA in Accounting from Baruch College/City University of New York and completed a Directors Course at Bar Ilan University in Israel. Mr. Palach previously maintained a certified public accounting license in the State of Maryland.

Lital Barda has served as the Company’s chief financial officer since April 2022. In addition to her role as the Company’s chief financial officer, Ms. Barda currently serves as an accountant and financial controller for Shlomo Zakai, CPA, a position she has held since November 2017, and provides a wide range of accounting and controlling services for publicly traded and private companies. Ms. Barda holds a B.A. in accounting from the Ono Academic College in Kiryat Ono, Israel. Ms. Barda is also a certified public accountant in Israel.

EXECUTIVE COMPENSATION

Clawback Policy

Following the SEC’s approval of Nasdaq’s proposed clawback listing standards, under Rule 10D-1, which directed companies to adopt and comply with a written clawback policy, to disclose and file the policy as an exhibit to its annual report, we adopted a clawback policy on November 12, 2023, as filed as Exhibit 97.1 to our Annual Report on Form 10-K filed with the SEC on April 14, 2024.

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Summary Compensation Table

The following table sets forth certain information concerning the compensation awarded to, earned by or paid to of our chief executive officer and our other executive officer received annual remuneration in excess of $100,000 during 2023 (each a “Named Executive Officer”).

Name and principal position	Fiscal Year	Salary ($)	Bonus ($)	Stock awards ($)		Option awards ($)	All other compensation ($)	Total ($)
David Palach	2023	72,230	15,000	305,970	(1)	-	-	393,200
Chief Executive Officer	2022	134,844	-	-		-	-	134,844

Lital Barda	2023	60,976	7,500	119,085	(2)	-	-	187,561
Chief Financial Officer)	2022	63,244	12,500	-		-	-	75,744

(1)	Represents 42,858 shares and 57,142 shares of common stock at $4.742 per share and $1.795 per share issued on March 29, 2023 and December 30, 2023, respectively.

(2)	Represents 14,286 shares and 28,571 shares of common stock at $4.742 per share and $1.795 per share issued on March 29, 2023 and December 30, 2023, respectively.

Outstanding Equity Awards at Fiscal Year-End

There were no equity awards for our Named Executive Officers outstanding as of December 31, 2023.

Consulting Agreements with Executive Officers

Consulting Agreement with David Palach

On November 6, 2020, we entered into a consulting agreement with S.T Sporting (1996) Ltd., for the services of David Palach (the “CEO Consulting Agreement”). Pursuant to the terms of the CEO Consulting Agreement, Mr. Palach provides our company services as chief executive officer. Pursuant to the terms of the CEO Consulting Agreement, Mr. Palach was entitled to a monthly fee in the amount of $8,000 plus value added tax per month and a grant of options to purchase shares of our common stock, which amount will be determined by good faith negotiations by the board of directors on a future date. On June 23, 2021, the board of directors approved the following compensation for Mr. Palach: (i) a monthly fee of $14,000 plus value added tax; (ii) reimbursement of expenses not exceeding $500 per month; (iii) a grant of an option to purchase shares of common stock representing 4.5% of our outstanding capital stock as of such date; and (iv) the immediate repayment of $8,000, representing debt payable to Mr. Palach that accrued from November 2020 until April 2021. In lieu of such option, our board of directors approved the issuance of 42,858 shares of common stock to Mr. Palach in March 2023. On August 29, 2022, the monthly fee was reduced to $6,000 and as of January 1, 2024, increased to $7,000 per month.

Consulting Agreement Lital Barda

On April 18, 2022, Save Foods Ltd., our operating subsidiary, entered into a consulting agreement with Shlomo Zakai CPA for, among other things, chief financial officer services to be provided to Save Foods Ltd. exclusively by Lital Barda for a monthly base salary of NIS 25,000. The agreement may be terminated by either party upon 30 day’s written notice or by Save Foods Ltd. upon the occurrence of certain events as set forth in the agreement.

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Director Compensation

Summary Compensation Table

The following table sets forth the compensation we paid our non-executive directors during the fiscal year ended December 31, 2023.

Name	Fees earned or paid in cash ($)	Option awards ($)	All other compensation ($)		Total ($)
Amitay Weiss	129,870	-	179,500	(1)	309,370
Eliahou Arbib	45,936	-	26,028	(2)	71,964
Udi Kalifi	45,936	-	26,028	(2)	71,964
Israel Berenstein	45,936	-	26,028	(2)	71,964
Ronen Rosenbloom	45,936	-	26,028	(2)	71,964
Roy Borochov (3)	37,824	-	-		37,824
Asaf Itzhaik (4)	687	-	-		687
Liat Sidi (5)	3,161	-	-		3,161

(1)	Represents 100,000 shares of common stock at $1.795 per share issued on December 20, 2023
(2)	Represents 14,500 shares of common stock at $1.795 per share issued on December 20, 2023
(3)	Roy Borochov resigned as a director on December 15, 2023
(4)	Asaf Itzhaik was appointed as a director on December 20, 2023
(5)	Liat Sidi was appointed as a director on November 12, 2023

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits.

PROPOSAL 2: APPROVAL OF INCREASE IN NUMBER OF SHARES AVAILABLE UNDER 2022 PLAN

Our board of directors is seeking the approval of our stockholders of an amendment to the 2022 Plan, which amendment was adopted by our board of directors on September 9, 2024, following the approval and recommendation to approve by our compensation committee on September 8, 2024, subject to stockholder approval (the “Second Amendment”). If the stockholders approve the Second Amendment, it will become effective immediately after the adjournment of the Annual Meeting.

The 2022 Plan was originally approved by our board of directors on May 29, 2022, and by our stockholders at our annual meeting on August 29, 2022, and amended at our annual meeting on October 2, 2023 (the “First Amendment”). The Second Amendment would further increase the number of shares of common stock authorized for issuance under the 2022 Plan by an additional 11,000,000 shares of our common stock.

We believe that our 2022 Plan is a necessary and powerful tool in attracting and retaining the services of key employees, key contractors, and outside directors in a competitive labor market, which is essential to our long-term growth and success. We also need to ensure that we can continue to provide an incentive to our current employees, service providers and outside directors, many of whom hold outstanding options that were previously awarded under the 2022 Plan with exercise prices above the current fair market value of our common stock. We have strived to use our 2022 Plan resources effectively and maintain an appropriate balance between stockholder interests and the ability to recruit and retain valuable employees. However, we believe that there is an insufficient number of shares remaining under our 2022 Plan to meet our projected needs. As a result of past sales of our equity securities to finance our operations, we believe the number of shares issuable pursuant to the 2022 Plan relative to our fully diluted capitalization is disproportionately low, compared to our peer companies. Much of the outstanding equity that we have granted to our employees in the past is significantly “out of the money”, and, as a result, our current officers hold little or no actual shares of common stock in our company. Furthermore, and as we elaborate on in Proposal 3, our directors have not been awarded any equity pursuant to an incentive plan since each respective director’s appointment date. Moreover, having such a small percentage of our fully diluted capitalization reserved for employees and directors will impair our ability to both attract and retain key persons going forward. Accordingly, it is the judgment of our board of directors that increasing the number of shares of common stock available for issuance under the 2022 Plan pursuant to the Second Amendment is in the best interest of the Company and its stockholders. In addition, we believe that the increase contemplated under the Second Amendment to increase the number of shares of common stock available for issuance pursuant to awards under the 2022 Plan reflects best practices in our industry.

A copy of the Second Amendment is included is Annex A, to this Proxy Statement. Copies of the 2022 Plan and the First Amendment can be found filed as Exhibit 10.11 and Exhibit 10.19, respectively, to our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on April 1, 2024. Set forth below is a summary of certain key provisions of the 2022 Plan, which is qualified in its entirety by reference to the full text of the 2022 Plan.

16

Interest of Directors and Executive Officers

All members of our board of directors and all of our executive officers are eligible for awards under the Amendment of the 2022 Plan and the 2022 Plan and, thus, have a personal interest in its approval.

Description of the 2022 Plan

2022 Share Incentive Plan

On August 29, 2022, the Company’s stockholders approved the 2022 Plan, which was previously approved by our board of directors on July 18, 2022. The 2022 Plan was then amended at the annual meeting of stockholders held on October 2, 2023. As of the date of this Proxy Statement, the number of shares of common stock available for issuance upon exercise of the outstanding awards granted under 2022 Plan was 641,788.

The 2022 Plan permits the grant of stock options (including incentive stock options and nonqualified stock options), shares of common stock, restricted shares, restricted share units and other share-based awards.

The 2022 Plan may be administered by the board of directors or a duly authorized committee of our board of directors. Subject to the provisions of the 2022 Plan, the administrator will have the authority, in its sole discretion to determine subject to applicable law, to interpret the terms of the 2022 Plan and any award agreements or awards granted thereunder, designate recipients of awards, determine and amend the terms of awards, including the exercise price of an option award, the fair market value of an ordinary share, the time and vesting schedule applicable to an award or the method of payment for an award, accelerate or amend the vesting schedule applicable to an award, prescribe the forms of agreement for use under the 2022 Plan and take all other actions and make all other determinations necessary for the administration of the 2022 Plan. The administrator also has the authority to amend and rescind rules and regulations relating to the 2022 Plan or terminate the 2022 Plan at any time before the date of expiration of its ten-year term.

The 2022 Plan provides for granting awards under various tax regimes, including, without limitation, in compliance with Section 102 of the Israeli Income Tax Ordinance (New Version), 5721-1961 (the “Ordinance”), and Section 3(i) of the Ordinance and for awards granted to our United States employees or service providers, including those who are deemed to be residents of the United States for tax purposes, Section 422 of the Internal Revenue Code of 1986 (the “Code”) and Section 409A of the Code. Section 102 of the Ordinance allows employees, directors and officers who are not controlling stockholders and are considered Israeli residents to receive favorable tax treatment for compensation in the form of shares or options. Our non-employee service providers and controlling stockholders may only be granted options under section 3(i) of the Ordinance, which does not provide for similar tax benefits.

Awards granted under the 2022 Plan to U.S. residents may qualify as “incentive stock options” within the meaning of Section 422 of the Code. The exercise price for “incentive stock options” must not be less than the fair market value on the date on which an option is granted, or 110% of the fair market value if the option holder holds more than 10% of our share capital. Notwithstanding the foregoing provisions, options may be granted with a per share exercise price of less than 100% of the fair market value per share on the date of grant pursuant to the issuance or assumption of an option in a transaction to which Section 424(a) of the Code applies in a manner consistent with said Section 424(a).

An award under the 2022 Plan may be exercised by providing the Company with a written or electronic notice of exercise and full payment of the exercise price for such shares underlying the award, if applicable, in such form and method as may be determined by the administrator and permitted by applicable law. An award may not be exercised for a fraction of a share. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the 2022 Plan, the administrator may, in its discretion, accept cash, provide for net withholding of shares in a cashless exercise mechanism or direct a securities broker to sell shares and deliver all or a part of the proceeds to the Company or the trustee.

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In the event of termination of a grantee’s employment or service with the Company or any of its affiliates, all vested and exercisable awards held by such grantee as of the date of termination may be exercised within three months after such date of termination, unless otherwise determined by the administrator. After such three month period, all such unexercised awards will terminate and the shares covered by such awards shall again be available for issuance under the 2022 Plan. In the event of termination of a grantee’s employment or service with the Company or any of its affiliates due to such grantee’s death, permanent disability or retirement, all vested and exercisable awards held by such grantee as of the date of termination may be exercised by the grantee or the grantee’s legal guardian, estate, or by a person who acquired the right to exercise the award by bequest or inheritance, as applicable, within twelve months after such date of termination, unless otherwise provided by the administrator. Any awards which are unvested as of the date of such termination or which are vested but not then exercised within the twelve month period following such date, will terminate and the shares covered by such awards shall again be available for issuance under the 2022 Plan. Notwithstanding any of the foregoing, if a grantee’s employment or services with the Company or any of its affiliates is terminated for “cause” (as defined in the 2022 Plan), all outstanding awards held by such grantee (whether vested or unvested) will terminate on the date of such termination and the shares covered by such awards shall again be available for issuance under the 2022 Plan.

Other than by will, the laws of descent and distribution or as otherwise provided under the 2022 Plan, neither the options nor any right in connection with such options are assignable or transferable.

In the event of a share split, reverse share split, share dividend, recapitalization, combination or reclassification of our shares, or any other increase or decrease in the number of issued shares effected without receipt of consideration by the Company (but not including the conversion of any convertible securities of the Company), the administrator in its sole discretion shall make an appropriate adjustment in the number of shares related to each outstanding award and to the number of shares reserved for issuance under the 2022 Plan, to the class and kind of shares subject to the 2022 Plan, as well as the exercise price per share of each outstanding award, as applicable, the terms and conditions concerning vesting and exercisability and the term and duration of outstanding awards, or any other terms that the administrator adjusts in its discretion, or the type or class of security, asset or right underlying the award (which need not be only that of the Company, and may be that of the surviving corporation or any affiliate thereof or such other entity party to any of the above transactions); provided that any fractional shares resulting from such adjustment shall be rounded down to the nearest whole share unless otherwise determined by the administrator. In the event of a distribution of a cash dividend to all shareholders, the administrator may determine, without the consent of any holder of an award, that the exercise price of an outstanding and unexercised award shall be reduced by an amount equal to the per share gross dividend amount distributed by the Company, subject to applicable law.

In the event of a merger or consolidation of our company, or a sale of all, or substantially all, of the Company’s shares or assets or other transaction having a similar effect on the Company, or change in the composition of the board of directors, or liquidation or dissolution, or such other transaction or circumstances that the board of directors determines to be a relevant transaction, then without the consent of the grantee, the administrator may but is not required to (i) cause any outstanding award to be assumed or substituted by such successor corporation, or (ii) regardless of whether or not the successor corporation assumes or substitutes the award (a) provide the grantee with the option to exercise the award as to all or part of the shares, and may provide for an acceleration of vesting of unvested awards, or (b) cancel the award and pay in cash, shares of the Company, the acquirer or other corporation which is a party to such transaction or other property as determined by the administrator as fair in the circumstances. Notwithstanding the foregoing, the administrator may upon such event amend, modify or terminate the terms of any award as it shall deem, in good faith, appropriate.

During the year ended December 31, 2023, we issued to our directors and officers 300,857 shares of restricted common stock, under the 2022 Plan.

Vote Required

Pursuant to Section 5635 of the Nasdaq Rules, Proposal 2 will require approval by a majority of votes cast. Abstentions and broker non-votes, which are not considered “votes cast,” will have no effect on the outcome of Proposal 2.

Board Recommendation: The board of directors recommends a vote FOR the approval of the Amendment to 2022 Plan (Proposal 2).

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PROPOSAL 3: APPROVAL OF THE AUTHORIZED CAPITAL INCREASE AMENDMENT

Our board of directors deems it advisable and in the best interest of the Company that our board of directors be granted the discretionary authority to amend the Company’s Articles of Incorporation, as amended (the “Authorized Capital Increase Amendment”). The authorized capital stock of the Company currently consists of 495,000,000 shares of common stock and 5,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”). The Authorized Capital Increase Amendment will increase the aggregate number of authorized shares of common stock from 495,000,000 shares to 10,000,000,000 shares and the aggregate number of authorized shares of capital stock from 500,000,000 shares to 10,005,000,000 shares. This amendment will not amend the aggregate number of authorized shares of Preferred Stock. If approved by our stockholders, the increase in authorized shares of common stock (and the corresponding increase in the aggregate number of shares of capital stock) will become effective as soon as the board determines it is reasonably practicable after the Annual Meeting by the filing of the Authorized Capital Increase Amendment with the Secretary of State of the State of Nevada at any time prior to the one-year anniversary date of the Annual Meeting.

Even if the stockholders approve the Authorized Capital Increase Amendment, we reserve the right not to effect the capital increase if the board of directors does not deem it to be in the best interests of our stockholders. The board of directors believes that granting this discretion provides the board of directors with maximum flexibility to act in the best interests of our stockholders. If this Authorized Capital Increase Amendment is approved by the stockholders, the board of directors will have the authority, in its sole discretion, without further action by the stockholders, to file the amendment with the Secretary of State of the State of Nevada during the period set forth above.

Reasons for the Authorized Capital Increase Amendment

On July 23, 2023, we entered into a purchase agreement with YA II PN, Ltd. (the “Investor”), pursuant to which the Investor agreed to purchase up to $3,500,000 of our common stock for 40 months. The price of the shares to be issued under the purchase agreement will be 94% of the lowest volume-weighted average price (“VWAP”) of our common stock for the three trading days prior to the delivery of each of our written notices to the Investor requesting advances of up to $700,000. Each advance will be evidenced by a promissory note and may not be requested after January 31, 2024. In addition, the Investor cannot purchase shares that would result in it beneficially owning more than 4.99% of our then outstanding shares of common stock. As of the date of this Proxy Statement, we have issued the Investor 777,224 shares of our common stock.

On December 22, 2023, we entered into a second purchase agreement with the Investor (the “December 2023 Purchase Agreement”), pursuant to which the Investor agreed to purchase up to $20 million of our common stock for 36 months. The price of shares of our common stock will be 94% of the lowest VWAP of our common stock for the three trading days immediately following the delivery of each advance notice from us. The purchase agreement will terminate automatically on the earlier of December 22, 2027, or when the Investor has purchased an aggregate of $20 million of our shares of common stock. We have the right to terminate the purchase agreement upon five trading days’ prior written notice to the Investor. On February 8, 2024, our stockholders approved, at the special meeting of stockholders, the issuance of 20% or more of our shares of common stock pursuant to the terms of the purchase agreement, as required by Nasdaq Marketplace Rule 5635(d). As of the date of this Proxy Statement, we have sold the Investor 4,838,945 shares of common stock at an average purchase price of $0.53.

We may issue up to 6,666,667 shares of common stock to the Investor under the terms of the December 2023 purchase agreement. Without an increase in the number of authorized shares of common stock, we will not have sufficient shares. Accordingly, we are seeking stockholder approval of the Authorized Capital Increase Proposal to increase the aggregate number of authorized shares of common stock from 495,000,000 shares to 500,000,000 shares. In addition to the requirements under the purchase agreements with the Investor, our board is recommending the increase in authorized shares of common stock for general corporate needs. The board believes that these additional shares will provide the Company with needed flexibility to issue shares in the future to take advantage of market conditions or favorable capital-raising opportunities without the potential expense or delay incident to obtaining stockholder approval for a particular issuance.

A proposed text of the Authorized Capital Increase Amendment is attached as Annex B to this Proxy Statement.

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While we do not have any current plans to issue additional equity securities, other than in connection with the above described purchase agreements, the board is seeking discretionary authority to amend the Company’s Articles of Incorporation to increase the number of authorized shares of the Company’s common stock as set forth in the proposed Authorized Capital Increase Amendment to also provide for grants under present and future equity compensation plans and issuances upon the conversion of outstanding notes and/or the exercise of options or warrants. The additional shares of common stock to be authorized will have rights identical to the currently outstanding common stock. The proposed amendment will not affect the par value of our common stock, which will remain at $0.0001 per share. Under the Articles of Incorporation, as amended, our stockholders do not have preemptive rights to acquire additional securities which may be issued by us. This means that current stockholders do not have a prior right to purchase new issuances of our capital stock in order to maintain their proportionate ownership in our company.

If we issue additional shares of common stock or other securities convertible into common stock in the future, such issuances may dilute the voting rights of existing holders of common stock and could also dilute earnings per share.

Potential Anti-Takeover Effect of Proposed Authorized Capital Increase Amendment

The proposed Authorized Capital Increase Amendment could, under certain circumstances, have an anti-takeover effect, although this is not the intention of the proposal, nor is it part of any plan to adopt a series of anti-takeover measures. The increased number of authorized shares of common stock could discourage, or be used to impede, an attempt to acquire or otherwise change control of the Company. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Although the Company has no present intention to use the additional authorized shares of common stock for such purposes, if the Authorized Capital Increase Proposal is adopted, these additional shares of our common stock would be available for such purposes. Although the Company has adopted measures in the past that may have anti-takeover effects, the board has no current intention to propose other anti-takeover provisions. The Articles of Incorporation, as amended, provide that the board may issue, without stockholder action, shares of Preferred Stock in one or more classes or series with voting or other rights. The issuance of shares of Preferred Stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities, or the removal of our incumbent management.

If approved by our stockholders, the Authorized Capital Increase would become effective upon the filing of the Authorized Capital Increase Amendment with the Secretary of State of the State of Nevada, or at such time as set forth in the Authorized Capital Increase Amendment. The exact timing of the Authorized Capital Increase Amendment will be determined by the board of directors based on its evaluation as to when such action will be the most advantageous to the Company and its stockholders. In addition, the board of directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to abandon the Authorized Capital Increase Amendment and the capital increase if, at any time prior to the effectiveness of the filing of the Authorized Capital Increase Amendment with the Secretary of State of the State of Nevada, the board of directors, in its sole discretion, determines that it is no longer in the best interest of the Company and its stockholders to proceed.

Required Vote

The affirmative vote of a majority of the outstanding shares of common stock entitled to vote on the Authorized Capital Increase Proposal is required to approve this Proposal 3. Abstentions will have the same effect as a vote against Proposal 3.

Consequences of Non-Approval of the Authorized Capital Increase Proposal

If our stockholders fail to approve the Authorized Capital Increase Proposal, we may not be able to sell and issue shares to the Investor under the December 2023 purchase agreement or to enter into new agreements that require us to issue shares of common stock, to issue shares of common stock upon conversion of outstanding convertible notes or upon exercise of outstanding stock options or warrants or other transactions that require the issuance of shares of common stock which could negatively affect our ability to successfully implement our business plans and ultimately generate value for our stockholders.

Board Recommendation: The Board recommends a vote FOR the approval of the Authorized Capital Increase Proposal (Proposal 3).

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PROPOSAL 4: ADVISORY VOTE TO APPROVE A GRANT OF SHARES TO MEMBERS OF THE COMPANY’S BOARD OF DIRECTORS, UNDER THE 2022 PLAN, AND SUBJECT TO THE APPROVAL OF THE 2022 PLAN AMENDMENT

In accordance with Section 14(a) of the Securities Exchange Act of 1934, and related rules of the SEC, we are providing our stockholders the opportunity to approve, on an advisory and non-binding basis, the compensation of our board members as disclosed in this Proxy Statement. To learn more about our executive compensation, including compensation payable to our directors, see “Executive Compensation” elsewhere in this Proxy Statement.

Subject to approval of the 2022 Plan Amendment, we intend to grant an aggregate of 920,000 restricted shares of common stock to our directors, in such allocations as shall be determined by the board of directors, under the 2022 Plan in order to:

●	reward directors for past service to the Company;
●	incentivize directors to continue rendering service to the Company, and to link such service with the success of the Company’s stock price;
●	entitle directors to vote on matters of concern to the Company and its stockholders;
●	link director compensation to the achievement of our business objectives; and
●	Encourage directors to consider the impact of decisions to drive our short-term and long-term success.

We believe that the proposed director grants fairly accomplishes the abovementioned objectives.

Vote Required

Proposal 4 is a non-binding advisory vote that is subject to the approval of Proposal 2 and requires the affirmative vote of the holders of a majority of the shares of our common stock represented in person or by proxy at the Annual Meeting entitled to vote on such proposal. Abstentions and broker non-votes will have no effect on the outcome of Proposal 4. Proposal 4 will not be treated as approved if Proposal 2 fails even if the requisite majority of the shares of our common stock vote in favor of this non-binding advisory vote.

Board Recommendation:

The board of directors recommends a vote FOR the approval, on an advisory basis, of the grant of shares to members of the Company’s board of directors, under the 2022 plan, and subject to the approval the 2022 Plan Amendment.

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PROPOSAL 5: RATIFICATION OF APPOINTMENT OF Somekh Chaikin, CERTIFIED PUBLIC ACCOUNTANTS, A MEMBER OF KPMG International, AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has appointed Somekh Chaikin, Certified Public Accountants, a member of KPMG International (“Somekh”), as the Company’s independent registered public accounting firm for the year ending December 31, 2024, subject to stockholder ratification pursuant to the Auditor Appointment Proposal (Proposal 5) at the Annual Meeting.

Somekh served as the Company’s independent registered public accounting firm for the year ended December 31, 2023. Representatives of Somekh will not be present at the Annual Meeting, will not have the opportunity to make a statement if they so desire and will not be available to respond to appropriate questions.

The following table sets forth the fees billed to the Company by Somekh for fiscal years ended December 31, 2022 and December 31, 2023.

Fee Category	2023	2022
Audit Fees	224,000	197,000
Audit-Related Fees	-	600
Tax Fees	35,200	36,000
All Other Fees	-	-
Total Fees	259,200	233,600

Audit Fees: These fees relate to the audit of our annual financial statements and the review of our interim quarterly financial statements.

Tax Fees: These fees relate to professional services rendered for tax compliance, tax advice and tax planning.

All Other Fees: Somekh did not bill the Company for any other fees for the year ended December 31, 2023.

Approval of Independent Registered Public Accounting Firm Services and Fees

The board of directors requests that stockholders ratify the appointment of Somekh as the independent registered public accounting firm to conduct the audit of our financial statements for the year ending December 31, 2024. In the event that the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the audit committee determines that such a change could be in the best interest of the Company’s stockholders.

Vote Required

Proposal 5 will require the affirmative vote of the holders of a majority of the shares of common stock represented in person or by proxy at the Annual Meeting entitled to vote on such proposal that are voted for or against such proposal. Abstentions and broker non-votes will have no effect on the outcome of the Auditor Appointment Proposal (Proposal 5). Because this proposal is a routine matter, brokers will have discretionary voting on this matter if they do not receive instructions.

Board Recommendation:

The board of directors recommends a vote FOR the ratification of the re-appointment of Somekh Chaikin, Certified Public Accountants, a member of KPMG International, pursuant to the Auditor Reappointment Proposal at the Meeting.

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PROPOSAL 6: APPROVAL OF ISSUANCE OF SECURITIES IN ONE OR MORE NON-PUBLIC OFFERINGS

Our common stock is currently listed on the Nasdaq Capital Market and, as such, we are subject to Nasdaq Marketplace Rules. Nasdaq Marketplace Rule 5635(d) (“Rule 5635(d)”) requires us to obtain stockholder approval prior to the issuance of our common stock in connection with certain non-public offerings involving the sale, issuance or potential issuance by the Company of common stock (and/or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock outstanding before the issuance. Shares of our common stock issuable upon the exercise or conversion of warrants, options, debt instruments or other equity securities issued or granted in such non-public offerings will be considered shares issued in such a transaction in determining whether the 20% limit has been reached, except in certain circumstances such as issuing warrants that are not exercisable for a minimum of six months and have an exercise price that exceeds market value.

We may seek to raise additional capital to implement our business strategy and enhance our overall capitalization. We have not determined the particular terms for such prospective offerings. Because we may seek additional capital that triggers the requirements of Rule 5635(d), we are seeking stockholder approval now, so that we will be able to move quickly to take full advantage of any opportunities that may develop in the equity markets.

We hereby submit this Proposal 6 to our stockholders for their approval of the potential issuance of shares of our common stock, or securities convertible into our common stock, in one or more non-public capital-raising transactions, or offerings, subject to the following limitations:

●	The aggregate number of shares issued in the offerings will not exceed 20,000,000 shares of our common stock, subject to adjustment for any reverse stock split effected prior to the offerings (including pursuant to options, warrants, convertible debt or other securities exercisable for or convertible into common stock);
●	The total aggregate consideration will not exceed $50 million;
●	The maximum discount at which securities will be offered (which may consist of a share of common stock and a warrant for the issuance of up to an additional share of common stock) will be equivalent to a discount of 20% below the market price of our common stock at the time of issuance in recognition of the historical volatility making the pricing discount of our stock required by investors at any particular time difficult, at this time, to predict.
●	Such offerings will occur, if at all, on or before three months after filing definitive; and
●	Such other terms as the board of directors shall deem to be in the best interests of the Company and its stockholders, not inconsistent with the foregoing.

The issuance of shares of our common stock, or other securities convertible into shares of our common stock, in accordance with any offerings would dilute, and thereby reduce, each existing stockholder’s proportionate ownership in our common stock. The stockholders do not have preemptive rights to subscribe to additional shares that may be issued by the Company in order to maintain their proportionate ownership of the common stock.

The issuance of shares of common stock in one or more non-public offerings could have an anti-takeover effect. Such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company.

The Board of Directors has not yet determined the terms and conditions of any offerings. As a result, the level of potential dilution cannot be determined at this time, but as discussed above, we may not issue more than 20,000,000 shares of common stock in the aggregate pursuant to the authority requested from stockholders under this proposal. It is possible that if we conduct a non-public stock offering, some of the shares we sell could be purchased by one or more investors who could acquire a large block of our common stock. This would concentrate voting power in the hands of a few stockholders who could exercise greater influence on our operations or the outcome of matters put to a vote of stockholders in the future.

We cannot determine what the actual net proceeds of the offerings will be until they are completed, but as discussed above, the aggregate dollar amount of the non-public offerings will be no more than $15 million. If all or part of the offerings is completed, the net proceeds will be used for general corporate purposes. We currently have no arrangements or understandings regarding any specific transaction with investors, so we cannot predict whether we will be successful should we seek to raise capital through any offerings.

Vote Required

The affirmative vote of a majority of the votes cast for this proposal is required to approve the issuance of securities in one or more non-public offerings, as required by and in accordance with Nasdaq Marketplace Rule 5635(d).

Board Recommendation The board of directors recommends a vote FOR the approval of the Equity Issuance Proposal (Proposal 6).

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OTHER BUSINESS

The Company knows of no other matters to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the proxy in accordance with applicable law and as they may deem appropriate in their discretion, unless directed by the proxy to do otherwise.

SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS

Pursuant to rules of the SEC, a stockholder who intends to present a proposal at our next annual meeting of stockholders and who wishes the proposal to be included in the proxy statement for that meeting must submit the proposal to us in writing to the attention of the Secretary at N2OFF, Inc., HaPardes 134 (Meshek Sander), Neve Yarak, 4994500 Israel. The proposal must be received no later than May 22, 2025, after which date such stockholder proposal will be considered untimely. In the event that the date of the 2025 annual meeting has been changed more than 30 days from the one year anniversary of the date of the Annual Meeting, then the deadline for receipt of a proposal by a stockholder is within a reasonable time before we begin to print and send our proxy materials, in order to be eligible for inclusion in our proxy statement relating to that 2025 annual meeting. Stockholders wishing to submit nominations of persons for election to the board of directors or proposals of business to be presented directly at the annual meeting instead of for inclusion in next year’s proxy statement must follow the submission criteria and deadlines set forth in our amended and restated bylaws. To be timely in connection with our next annual meeting, such a stockholder nomination or proposal must be received by our Secretary at our principal executive offices between July 16, 2025 and August 15, 2025.

A copy of N2OFF, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, is available without charge (except for exhibits, which are available upon payment of a reasonable fee) upon written request to N2OFF, Inc., HaPardes 134 (Meshek Sander), Neve Yarak, 4994500 Israel.

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ANNEX A

SECOND AMENDMENT TO THE SAVE FOODS, INC. 2022 SHARE INCENTIVE PLAN

SECOND AMENDMENT TO THE

SAVE FOODS, INC. 2022 SHARE INCENTIVE PLAN

This SECOND AMENDMENT TO THE SAVE FOODS, INC. 2022 SHARE INCENTIVE PLAN (this “Amendment”), dated as of September 8, 2024 (the “Effective Date”) is made and entered into by N2OFF, Inc. (f/k/a Save Foods, Inc.), a Nevada corporation (the “Company”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Save Foods, Inc. 2022 Share Incentive Plan (the “Plan”).

RECITALS

WHEREAS, Article 23 of the Plan provides that the Company’s Board of Directors (the “Board”) may amend the Plan at any time and from time to time;

WHEREAS, the Company previously reserved a total of one million (1,000,000) shares of Common stock of the Company, par value $0.0001 (“Common stock”), to be delivered pursuant to awards under the Plan;

WHEREAS, the Company increased the total shares of Common stock reserved for issuance by an additional 6.5 million shares of Common stock pursuant to the First Amendment to the Plan;

WHEREAS, the Board intends to submit this Amendment to the Company’s stockholders for their approval.

NOW, THEREFORE, in accordance with Article 23 of the Plan and subject to stockholder approval, the Plan is hereby amended, effective as of the date hereof, as follows:

1. Section 5.1 of the Plan is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following new Section 5.1:

5.1 The maximum aggregate number of Shares that may be issued pursuant to Awards under this Plan (the “Pool”) shall be 12,071,429 authorized but unissued Shares (except and as adjusted pursuant to Section 14.1 of this Plan), or such other number as the Board may determine from time to time (without the need to amend the Plan in case of such determination); for the avoidance of any doubt, the Pool immediately prior to the Amendment was 1,071,429, thereby increasing the authorized but unissued amount by 11,000,000 Shares. However, except as adjusted pursuant to Section 14.1, in no event shall more than such number of Shares constituting the Pool, as adjusted in accordance with Section 5.2, be available for issuance pursuant to the exercise of Incentive Stock Options.

2. Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof, and all awards granted under the Plan prior to the Effective Date shall continue to be governed pursuant to the terms of the Plan as in effect immediately prior to the Effective Date.

[Remainder of Page Intentionally Left Blank;

Signature Page Follows.]

A-1

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above.

N2OFF, INC.

By:
Name:	David Palach
Title:	Chief Executive Officer

A-2

ANNEX B

FORM OF CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

N2OFF, INC.

(to be attached to the Nevada Form of Certificate of Amendment pursuant to NRS 78.385/78.390)

Section 1 of Article IV of the Articles of Incorporation, as amended, shall be amended and restated in its entirety to read as follows:

ARTICLE IV

CAPITAL STOCK

1. The total number of shares of capital stock which the Corporation shall have the authority to issue is ten billion five million (10,005,000,000), of which (i) ten billion (10,000,000,000) shares be designated as common stock, par value of $0.0001 per share, which shares shall not be subject to any preemptive rights, and (ii) five million (5,000,000) shares of preferred stock, par value of $0.0001 per share.

B-1

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 13, 2024

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints David Palach as the true and lawful attorney, agent and proxy of the undersigned, with full power of substitution to each of them, to represent and to vote, on behalf of the undersigned, all shares of common stock of N2OFF, Inc. (the “Company”) held of record in the name of the undersigned at the close of business on September 18, 2024, at the Annual Meeting of Stockholders (the “Meeting”) to be held at the Meitar Law Offices, 16 Abba Hillel Road, 10th floor, Ramat Gan, Israel, on November 13, 2024, at 4:30 pm (local time), and at any and all adjournments or postponements thereof, on the matters listed on the reverse side, which are more fully described in the Notice of Annual Meeting of Stockholders of the Company and Proxy Statement relating to the Meeting.

The undersigned hereby revokes any and all proxies heretofore given with respect to the vote at the Meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made with respect to any proposal, this proxy will be voted FOR each proposal, in accordance with the recommendations of the Company’s board of directors.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

N2OFF, INC.

November 13, 2024

VOTE BY MAIL (Mark, sign, date and mail your proxy card in the postage-paid, return-addressed envelope we have provided)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH PROPOSAL LISTED BELOW.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

		FOR	AGAINST	ABSTAIN

1.	Election of two Class III directors to serve on the Company’s board of directors for a term of three years or until their successors are elected and qualified, for which Eliahou Arbib and Udi Kalifi are the nominees	☐	☐	☐

2.	Approval of increase in shares available for issuance under the 2022 Share Incentive Plan	☐	☐	☐

3.	Grant discretionary authority to the Company’s board of directors to amend the Articles of Incorporation of the Company, as amended (the “Authorized Share Amendment”), to increase the aggregate number of authorized shares of our capital stock, from five hundred million (500,000,000) shares, consisting of four hundred million ninety-five thousand (495,000,000) shares of common stock and five million (5,000,000) shares of preferred stock, to ten billion five million (10,005,000,000) shares, consisting of ten billion (10,000,000,000) shares of common stock and five million (5,000,000) shares of preferred stock (the “Authorized Capital Increase Proposal”).	☐	☐	☐

4.	Advisory vote to approve a grant of shares to members of the Company’s board of directors, under the 2022 Plan, and subject to the approval of the 2022 Plan Amendment (the “Advisory Vote on Grant of Shares”).	☐	☐	☐

5.	Ratification of the appointment of Somekh Chaikin, a member of KPMG International, as the Company’s independent auditors for the fiscal year ended December 31, 2024	☐	☐	☐

6.	Approval of the issuance of securities in one or more non-public offerings where the maximum discount at which securities will be offered will be equivalent to a discount of 20% below the market price of the Company’s common stock, as required by and in accordance with Nasdaq Marketplace Rule 5635(d)	☐	☐	☐

Signature of stockholder	Date	Signature of stockholder	Date

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.